                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.__________)

Filed by the Registrant  (x)Filed by a party other than the Registrant  ( )

Check the appropriate box:
( ) Preliminary proxy statement          ( ) Confidential, For Use of the
(x) Definitive proxy statement               Commission Only (as permitted by
( ) Definitive additional materials          Rule 14a-6(e)(2))
( ) Soliciting material pursuant to
Rule 14a-11(c) or Rule 14a-12

                              Semtech Corporation
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(x)  No fee required.
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:
    __________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:
    __________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    __________________________________________________________________________
(4) Proposed maximum aggregate value of transaction.
    __________________________________________________________________________
(5) Total fee paid:
    __________________________________________________________________________
    ( ) Fee paid previously with preliminary materials:
    __________________________________________________________________________

    ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
    __________________________________________________________________________
(2) Form, Schedule or Registration Statement No.:
    __________________________________________________________________________
(3) Filing Party:
    __________________________________________________________________________
(4) Date Filed:
    __________________________________________________________________________

                              SEMTECH CORPORATION
                               652 Mitchell Road
                        Newbury Park, California 91320

                   Notice of Special Meeting of Shareholders
                          To Be Held October 12, 1999

To the Shareholders of Semtech Corporation:

  The Special Meeting of Shareholders (the "Special Meeting") of Semtech Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices located at 652 Mitchell Road, Newbury Park, California 91320 on October 12, 1999 at 12:00 p.m. local time, for the following purposes:

    1. Approval of an amendment to the Company's Certificate of Incorporation, as amended to increase the number of shares of Common Stock which the Company is authorized to issue from 40,000,000 to 100,000,000.

    2. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on September 8, 1999 as the record date for determining the shareholders having the right to notice of and to vote at the Special Meeting.

  The foregoing item of business is more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Special Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE SPECIAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          /s/ John D. Poe
                                          John D. Poe
                                          Chief Executive Officer and Chairman
                                           of the Board of Directors

Newbury Park, California
September 10, 1999

                              SEMTECH CORPORATION
                               652 Mitchell Road
                        Newbury Park, California 91320

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        Special Meeting of Shareholders
                               October 12, 1999

  The enclosed proxy is solicited on behalf of the Board of Directors of Semtech Corporation, a Delaware corporation (the "Company"), for use at the Special Meeting of Shareholders (the "Special Meeting") to be held at 12:00 p.m. local time, at the Company's offices at 652 Mitchell Road, Newbury Park, California 91320, on October 12, 1999, and at any adjournment or postponement thereof. Only holders of the Company's Common Stock of record on September 8, 1999 will be entitled to vote. Holders of Common Stock are entitled to one vote for each share held.

  Approval of the proposed amendment (the "Amendment") to the Certificate of Incorporation, as amended (the "Certificate of Incorporation") requires the affirmative vote of a majority of all outstanding shares of Common Stock of the Company, $0.01 par value per share ("Common Stock"). Shareholders of record at the close of business on September 8, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, 15,405,204 shares of Common Stock were issued and outstanding, and no shares of the Company's Preferred Stock were outstanding.

  All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted FOR the Amendment. Abstentions and "broker non-votes" are each included in the determination of the number of shares present and voting, with each tabulated separately. Abstentions are counted in the tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purpose of determining whether a proposal has been approved.

  Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company prior to the meeting, or by attending the Special Meeting and electing to vote in person.

  This Proxy Statement and the accompanying proxy were first sent by mail to shareholders on or about September 10, 1999. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

                                   PROPOSAL

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  In August 1999, the Board of Directors declared it advisable and unanimously approved an amendment to increase the aggregate number of shares of Common Stock which the Company is authorized to issue from 40,000,000 shares to 100,000,000 shares (the "Amendment").

Approval of the Amendment

  If approved by the shareholders, the Amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State. The amendment to Article FOURTH of the Company's Certificate of Incorporation would change subsection (a) of Article FOURTH of the Company's Certificate of Incorporation to read in its entirety and substantially as follows:

  "FOURTH: Number of Shares.

    "(a) The corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000) and each such share shall have a par value of one cent ($.01). The total number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000) and each such share shall have a par value of one cent ($.01).

Purpose and Effect of the Amendment

  As of the Record Date, of the Company's 40,000,000 authorized shares of Common Stock, 15,405,204 shares were issued and outstanding, and 4,512,933 shares were reserved for issuance pursuant to the Company's current stock option plans and stock purchase plan (together, the "Plans"), and 20,081,863 shares were available for future issuance but have not been reserved for any specific use. The Company announced a two for one stock split on August 24, 1999 (the "Stock Split"). The Stock Split, which will be in the form of a 100 percent stock dividend to shareholders of record as of August 30, 1999. After this split, the Company will have 163,726 shares available for future issuance.

  The principal purpose of the proposed Amendment is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate, among other things, to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, or to establish a strategic relationship with a corporate partner through the exchange of securities.

  If the proposed Amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased from 40,000,000 shares to 100,000,000 shares. If the Proposal were adopted, as of the Record Date, 80,081,863 shares would be available for future issuance by the Board of Directors (or 60,163,726 shares available after giving effect to the Stock Split) without any shareholder approval, except in accordance with the requirements of the Nasdaq Stock Market or the Delaware General Corporation Law. If the Proposal is not approved, the number of authorized shares will remain the same and management will have very limited flexibility to do the things described above.

  There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other shareholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

Potential Anti-Takeover Effect

  The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company. Although the Company has no present intent to use the additional authorized shares of Common Stock for such purposes, if this Proposal is adopted, more capital stock of the Company would be available for such purposes than is currently available.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

                     5% SHAREHOLDERS, DIRECTORS, NOMINEES
                         AND NAMED EXECUTIVE OFFICERS

  The chart below indicates the number of shares and exercisable stock options held by each director of the Company, each of the Company's five most highly-compensated executive officers and by the Company's directors and officers as a group as of July 31, 1999:

                                                              Beneficial
                                                             Ownership of
                                                                Common
                                                               Stock(1)
                                                            ------------------
                               Office (if director or
           Name                       officer)               Number       %(2)
           ----                ----------------------       ---------     ----
 FMR Corp. ...............                                  1,583,770(13) 10.3%
  82 Devonshire St.
  Boston, MA 02109

 John D. Poe.............. Chairman of the Board,             881,600(3)   5.6%
                            President and Chief Executive
                            Officer

 Rock N. Hankin........... Vice Chairman of the Board,         68,565(4)    *
                            Member of the Audit Committee
                            and Compensation Committee

 Allen H. Orbuch.......... Director, Member of the Audit       85,266(5)    *
                            Committee and Compensation
                            Committee

 James P. Burra........... Director, Member of the Audit       76,166(5)    *
                            Committee and Compensation
                            Committee

 Jack O. Vance............ Director, Member of the Audit       51,266(6)    *
                            Committee and Compensation
                            Committee

 James T. Schraith........ Director, Member of the Audit       54,766(7)    *
                            Committee and Compensation
                            Committee

 Raymond E. Bregar........ Executive Vice President            84,000(8)    *

 David G. Franz, Jr. ..... Vice President and Chief           128,950(9)    *
                            Financial Officer

 Jean-Claude Zambelli..... Vice President                      25,000(10)   *

 Wylie Plummer............ Vice President                      68,474(10)   *

 All Officers and
  Directors as a Group (12
  persons)................                                  1,553,893(11)  9.5%

--------
  * Less than 1%

 (1) Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares listed.

 (2) Each of the respective percentages is based upon the 15,308,664 shares outstanding as of July 31, 1999, plus, if applicable, the shares which each officer or director has the right to acquire within 60 days thereof through the exercise of stock options.

 (3) Includes 355,000 shares issuable pursuant to options exercisable within 60 days of July 31, 1999.

 (4) Includes 68,565 shares issuable pursuant to options exercisable within 60 days of July 31, 1999

 (5) Includes 65,266 shares issuable pursuant to options exercisable within 60 days of July 31, 1999.

 (6) Includes 47,266 shares issuable pursuant to options exercisable within 60 days of July 31, 1999.

 (7) Includes 54,766 shares issuable pursuant to options exercisable within 60 days of July 31, 1999.

 (8) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of July 31, 1999.

 (9) Includes 72,250 shares issuable pursuant to options exercisable within 60 days of July 31, 1999.

(10) Includes 25,000 shares issuable pursuant to options exercisable within 60 days of July 31, 1999.

(11) Includes 819,463 shares issuable pursuant to options exercisable within 60 days of July 31, 1999.

(12) Based on a Schedule 13G dated August 10, 1999, FMR Corp.. has sole voting power with respect to 1,583,770 shares of the Company's Common Stock and FMR Corp. has sole dispositive power with respect to 1,583,770 shares of the Company's Common Stock as of July 31, 1999.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,
                                          /s/ John D. Poe
                                          John D. Poe
                                          Chief Executive Officer and Chairman
                                           of the Board of Directors

September 10, 1999
Newbury Park, California

--------------------------------------------------------------------------------

PROXY
                              SEMTECH CORPORATION
                               652 Mitchell Road
                            Newbury Park, CA 91320

          This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting on October 12, 1999

  John D. Poe and David G. Franz Jr., or any one of them, each with the power of substitution and re-substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Semtech Corporation (the "Company"), to be held on Tuesday, October 12, 1999, and any adjournment or postponement thereof.

  SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date on the reverse side. You need not mark any boxes.


         Continued and to be Signed on reverse side (See Reverse Side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Shares represented by this proxy will be voted as directed by the shareholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE
FOR PROPOSAL NO. 1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders. The Board of Directors recommends a vote FOR Proposal No. 1.


                                                         [X]   Please mark
                                                               votes as in this
                                                               example.

1. Approval of an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of shares of Common Stock which the Company is authorized to issue from 40,000,000 shares to 100,000,000 shares

                                              Mark here for
        FOR        WITHHELD      ABSTAIN      address change
                                             and note at right
        [ ]          [ ]           [ ]             [ ]
                                                        ------------------------

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such., if a corporation, sign in full corporate name by an authorized officer, and, if a partnership by an authorized person. If more than one name appears hereon, all persons named shall sign.

Date ___________________________________________________________________________

________________________________________________________________________________
Signature

Date ___________________________________________________________________________

________________________________________________________________________________
Signature


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE